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                                  EXHIBIT 20

                               POWER OF ATTORNEY

         The undersigned Officers and Trustees of the EQ Advisors Trust whose signatures appear below hereby make, constitute and appoint Peter D. Noris, Mary Breen and Jane A. Kanter, and each of them acting individually, to be their true and lawful attorneys and agents, each of them with the power to act without any other and with full power of substitution, to execute, deliver and file in the undersigned capacity or capacities as shown below, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the EQ Advisors Trust to comply with the Securities Act of 1933, as amended, including any and all amendments to the EQ Advisors Trust's registration statement, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder in connection with the registration of shares or additional shares of common stock of the EQ Advisors Trust or any of its series or classes thereof, and the registration of the EQ Advisors Trust or any of its series under the Investment Company Act of 1940, as amended, including any and all amendments to the EQ Advisors Trust's registration statement; and without limitation of the foregoing, the power and authority to sign the name of the EQ Advisors Trust on its behalf, and to sign their names on their behalf, and said Officers and Trustees hereby grant to said attorney or attorneys, full power and authority to do and perform each and every act and thing whatsoever as said attorney or attorneys may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as of said Officers and Trustees might or could do personally in their capacity or capacities as aforesaid and said Officers and Trustees ratify, confirm and approve all acts and things which said attorney or attorneys might do or cause to be done by virtue of this Power of Attorney and their signatures as the same may be signed by said attorney or attorneys.

         Signature                        Title                   Date
         ---------                        -----                   ----

/s/ Peter D. Noris                       President, Trustee       March 31, 1997
-------------------------------------
Peter D. Noris



/s/ William McCaffrey                    Trustee                  March 31, 1997
-------------------------------------
William McCaffrey



/s/ Jettie M. Edwards                    Trustee                  March 31, 1997
-------------------------------------
Jettie M. Edwards



/s/ William M. Kearns, Jr.               Trustee                  March 31, 1997
-------------------------------------
William M. Kearns, Jr.





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/s/ Christopher P.A. Komisarjevsky       Trustee                  March 31, 1997
-------------------------------------
Christopher P.A. Komisarjevsky



/s/ Harvey Rosenthal                     Trustee                  March 31, 1997
-------------------------------------
Harvey Rosenthal



/s/ Harvey Blitz                         Chief Financial Officer  March 31, 1997
-------------------------------------    Controller
Harvey Blitz










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